UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2020

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On February 12, 2020, Zosano Pharma Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) related to the public offering by the Company of (i) 10,146,154 Class A Units, each consisting of one share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and one Series C Common Stock Purchase Warrant (“Series C Warrant”) to purchase one share of Common Stock, at a public offering price of $0.65 per Class A Unit, and (ii) 2,161,539 Class B Units, each consisting of one Series D Pre-Funded Common Stock Purchase Warrant (“Series D Warrant”) to purchase one share of Common Stock and one Series C Warrant to purchase one share of Common Stock, at a public offering price of $0.6499 per Class B Unit. The Company also granted H.C. Wainwright an option for a period of 30 days to purchase up to an additional 1,846,153 shares of Common Stock and/or additional Series C Warrants to purchase up to 1,846,153 shares of Common Stock.

The Series C Warrants will be immediately exercisable and have an exercise price per share equal to $0.65. The Series C Warrants will remain exercisable until their expiration on the fifth anniversary of the issuance date.

The Series D Warrants will be immediately exercisable and have an exercise price per share equal to $0.0001. The Series D Warrants will remain exercisable until fully exercised.

The shares of Common Stock and the Warrants comprising such units are immediately separable and will be issued separately, but will be purchased together in this offering.

The Company estimates that the net proceeds from the offering will be approximately $7.2 million, assuming no exercise of the Series C Warrants issued in the offering and no exercise by H.C. Wainwright of the option to purchase additional securities and after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently expects to use the net proceeds from the offering to fund pre-commercialization activities and for general working capital and corporate purposes.

The closing of the offering is subject to the satisfaction of customary closing conditions set forth in the Underwriting Agreement. The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The offering is expected to close on February 14, 2020.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-229686) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The foregoing descriptions of the Underwriting Agreement, the Series C Warrants and the Series D Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Series C Warrant and the Series D Warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the offering is filed herewith as Exhibit 5.1.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the intended use of proceeds from the offering and the expected closing date for the offering. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the Company’s prospectus supplement filed with the SEC on February 13, 2020, including the documents incorporated by reference therein, which include the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019 and its other periodic reports filed with the SEC. The Company does not plan to publicly update or revise any forward-looking statements contained in this report, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 12, 2020, between Zosano Pharma Corporation and H.C. Wainwright & Co., LLC.

4.1	Form of Series C Warrant.

4.2	Form of Series D Warrant.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2020	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Christine Matthews
Interim Chief Financial Officer